EXHIBIT 10.3


                  AMENDMENT TO FIRST PALM BEACH BANCORP., INC.
                           CHANGE OF CONTROL AGREEMENT


This Amendment is made effective as of April 21, 1998 by and between First Palm Beach Bancorp, Inc. (the "Holding Company") and ____________ ("Executive"), amending that certain Change of Control Agreement dated May 20, 1997 (the "Agreement").

In consideration of the mutual covenants, terms and conditions herein set forth, the Agreement is amended, effective on the date hereof, as follows:

1) Section 3(a) shall be amended by substituting the following for clause (B) of the first sentence thereof:

     "(B) the higher of the highest bonus (annual or otherwise) or incentive payment earned by or accrued in respect of Executive during or in respect of either (i) any of the three years immediately preceding that in which, or (ii) the year in which, the Date of Termination occurs or the highest bonus (annual or otherwise) or incentive payment so earned during or in respect of either (x) any of the three years immediately preceding that in which, or (y) the year in which, the Change of Control of the Holding Company occurs."

2)   The following shall be added at the end of Section 4 of the Agreement:

     "(c) If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 4(c)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of
     (i) the date on which the term of this Agreement ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

     (d) If a purported termination occurs following a Change of Control and during the term of this Agreement and the Date of Termination is extended in accordance with Section 4(c) hereof, the Holding Company shall continue to pay Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue Executive as a participant in all compensation, benfit and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 4(c) hereof. Amounts paid under this Section 4(d) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement."

3)   The  following  shall be added after the words "of even date  herewith"  in
     Section 5 of the Agreement:

     ",as such Change of Control Agreement may have been amended at any time on or before April 21, 1998,"

4) The following shall be added at the end of the first sentence of Section 6 of the Agreement:

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     "and except that the parties understand that Executive is also a party to a
     Change of Control Agreement with the Association dated of even date herewith, as such agreement may be amended from time to time, and that the Holding Company has guaranteed the Association's obligations thereunder pursuant to paragraph 5 hereof."

All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, First Palm Beach Bancorp, Inc. has caused this Amendment to be executed by its duly authorized officer, and Executive has executed this Amendment, as of the day and year first above written.


ATTEST:                                    FIRST PALM BEACH BANCORP, INC.


                                           By:
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WITNESS



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                                           Executive

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